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                                   EQUITABLE ACCUMULATOR
[INSERT EQ LOGO]                   COMBINATION VARIABLE AND FIXED DEFERRED
                                   ANNUITY
                                   Enrollment Form under Group Annuity Contract
THE EQUITABLE LIFE ASSURANCE       No. AC7625, AC7627 and Application for
SOCIETY OF THE UNITED STATES       Individual Contract


1.  PROGRAM     [ ] IRA (Individual)     [ ] IRA (Custodial Retirement Account)
                [ ] Non-Qualified (NQ)

2.  OWNER  [ ] Individual    [ ] Custodian (under Custodial Retirement Account)
           [ ] Trustee (for an individual)



---------------------------------------    ------------------------------------
Name (First, Middle, Last)                 Date of Birth (Month/Day/Year)


---------------------------------------    ------------------------------------
Address (Street, City, State, Zip Code)    Social Security No./TIN

---------------------------------------    ------------------------------------
Home Phone Number                          Office Phone Number

    [ ] Male      [ ] Female


3.  ANNUITANT  IF OTHER THAN OWNER


---------------------------------------    ------------------------------------
Name (First, Middle, Last)                 Date of Birth (Month/Day/Year)


---------------------------------------    ------------------------------------
Address (Street, City, State, Zip Code)    Social Security No./TIN


--------------------         --------------------          --------------------
Home Phone Number            Office Phone Number          Relationship to Owner

    [ ] Male      [ ] Female



4.  BENEFICIARY(IES)  IF MORE THAN ONE - INDICATE %.  TOTAL MUST EQUAL 100%.

-----------------------------      -----------------------------      --------
Name (First, Middle, Last)          Relationship to Annuitant                %

-----------------------------      -----------------------------      --------
Name (First, Middle, Last)          Relationship to Annuitant                %

-----------------------------      -----------------------------      --------
Name (First, Middle, Last)          Relationship to Annuitant                %

-----------------------------      -----------------------------      --------
Name (First, Middle, Last)         Relationship to Annuitant                 %

[ ] Check this box to designate your spouse as the Successor Owner/Annuitant and complete the following information.
Your spouse must also be named as the sole primary beneficiary.


--------------------------------   --------------------------------
Spouse's Social Security No.       Spouse's Date of Birth (Month/Day/Year)

    [ ] Male   [ ] Female

5.  ANNUITY COMMENCEMENT AGE

SPECIFY AGE:__________________ (Annuitant age 90 if not indicated)


6.  INITIAL CONTRIBUTION INFORMATION

TOTAL INITIAL CONTRIBUTION: $ ________________

 METHOD OF PAYMENT:  [ ] By check payable to Equitable Life      [ ] By wire

 SOURCE OF FUNDS:    [ ] Rollover from other IRA
                     [ ] Direct Rollover from qualified plan or TSA
                     [ ] Direct Transfer from other IRA
                     [ ] 1035 Exchange

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       INCOME MANAGEMENT GROUP, P.O. BOX 1547, SECAUCUS, N.J. 07096-1547
                                (800) 338-3434
(5/97)

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7.  baseBUILDER GUARANTEE ELECTION  (NOT APPLICABLE FOR NEW YORK RESIDENTS)

[ ] I choose to elect the baseBUILDER guarantee.
        Select a death benefit option:     [ ] 6% to Age 80 Roll Up OR
                                           [ ]Annual Ratchet to Age 80

[ ] I choose to elect the Guaranteed Minimum Death Benefit Only.
        Select a death benefit option:     [ ] 6% to Age 80 Roll Up OR
                                           [ ]Annual Ratchet to Age 80

8.  WITHDRAWALS (OPTIONAL)  OPTIONS A AND C CAN BE ELECTED ONLY UNDER IRA

A. [ ] SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS. Available only under IRA if you are below age 59 1/2.

   Frequency:    [ ] Monthly     [ ] Quarterly     [ ] Annually
                 Start Date: ________________ (Month, Day)

   Calculation Basis:     [ ] Single Life     [ ] Joint and 100% to Survivor

B. [ ] SYSTEMATIC WITHDRAWALS. Under IRA, available only if you are age 59 1/2 to 70 1/2.

   Frequency:    [ ] Monthly     [ ] Quarterly     [ ] Annually
                 Start Date: ________________ (Month, Day)

   Amount of Withdrawal:  $_______________ or __________%

C. [ ] MINIMUM DISTRIBUTION WITHDRAWALS. Available only if you have elected Self-Directed Allocation under IRA and you are age 70 1/2 or older.

   Minimum Distribution Withdrawals based on the period of:
      [ ] Owner/Annuitant's life expectancy only
      [ ] joint life expectancies of Owner/Annuitant and spouse
      [ ] joint life expectancies of Owner/Annuitant and non-spouse beneficiary

   If joint life, indicate joint Annuitant's date of birth: __________________
   Do you want your life expectancy recalculated?      [ ] yes  [ ] no
   If you elected joint life expectancies, do you want your life expectancies recalculated? [ ] yes [ ] no

WITHHOLDING ELECTION INFORMATION (Please refer to enrollment form/application instructions before completing)
A. [ ] I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./TIN required)
B.   [ ] I want to have Federal income tax withheld from each payment.


9.  SUITABILITY

A.  Did you receive the EQUITABLE ACCUMULATOR prospectus?  [ ] Yes [ ] No

-----------------------------        ------------------------------------------
Date of Prospectus                   Date(s) of any Supplement(s) to Prospectus

B. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the
    Certificate/Contract applied for will be issued?     [ ] Yes    [ ] No

    If Yes, complete the following:

-------------   --------------   ---------      ----------------------------
Year Issued     Type of Plan     Company        Certificate/Contract Number


10. SPECIAL INSTRUCTIONS

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
11. ALLOCATION AMONG INVESTMENT OPTIONS  CHOOSE A, B OR C

                                               (1) GUARANTEE PERIODS
                                                  -----------------
                                          February 15, 1998............._______%

  A. [ ] SELF-DIRECTED ALLOCATION         February 15, 1999............._______%
  Allocate initial contribution
  Allocate initial contribution between   February 15, 2000............._______%
  "(1) GUARANTEE PERIODS" and
  "(2) INVESTMENT FUNDS." The             February 15, 2001............._______%
  total of (1) and (2) must equal 100%.
                                          February 15, 2002............._______%

                                          February 15, 2003............._______%

                                          February 15, 2004............._______%

                                          February 15, 2005............._______%

                                          February 15, 2006............._______%

                                          February 15, 2007............._______%

                                                                                             SUBTOTAL............ ________% (1)

  B. [ ] PRINCIPAL ASSURANCE

  Under Principal Assurance, an                        (2) INVESTMENT FUNDS
  amount is allocated to a Guarantee                       ----------------
  Period so that the maturity value          EQ/Putnam Growth & Income Value.............. _________________ %
  will equal the initial contribution
  in the year selected.                      EQ/Putnam Investors Growth................... _________________ %

  SELECT MATURITY YEAR:                      EQ/Putnam International Equity............... _________________ %

  [ ] 2004 [ ] 2005 [ ] 2006 [ ] 2007        MFS Research................................. _________________ %

                                             MFS Emerging Growth Companies................ _________________ %
  Allocate the remaining amount of
  the initial contribution only to           Merrill Lynch Basic Value Equity............. _________________ %
  "(2) INVESTMENT FUNDS."
                                             Merrill Lynch World Strategy................. _________________
  The total must equal 100%.
                                             Alliance Money Market........................ _________________ %

                                             Alliance High Yield.......................... _________________ %

                                             Alliance Common Stock........................ _________________ %

                                             Alliance Aggressive Stock.................... _________________ %

                                             Alliance Small Cap Growth.................... _________________ %


                                                                                            SUBTOTAL........... _______________% (2)
  C. [ ]    SPECIAL DOLLAR COST
                                                                                                  TOTAL........       100%
            AVERAGING The initial contribution is allocated to the
  Alliance Money Market Fund. Thereafter, amounts are transferred over a twelve month period from the Alliance Money Market Fund to the other
  Investment Funds based on the percentages you indicate under "(2)
  INVESTMENT FUNDS." The total must equal 100%. Do not indicate a percentage for the Alliance Money Market Fund.

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12. AGREEMENT

All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no registered representative has the authority to make or modify any Certificate/Contract on behalf of Equitable Life, or to waive or alter any of Equitable Life's rights and regulations. I understand that the Annuity Account Value attributable to allocations to the Investment Funds and variable annuity benefit payments, if a variable settlement option has been elected, may increase or decrease and are not guaranteed as to dollar amount. I understand that amounts allocated to the Guaranteed Period Account may increase or decrease in accordance with a market value adjustment until the Expiration Date. Equitable Life may accept amendments to this enrollment form/application provided by me or under my authority. I understand that any change in benefits applied for or age at issue must be agreed to in writing on an amendment.

X
 -----------------------------    --------------   ----------------------------
Proposed Annuitant's Signature    Date             Signed at: City, State

X
 -----------------------------    --------------   ----------------------------
Proposed Owner's Signature        Date             Signed at: City, State
(If other than Annuitant)

     (NEW YORK AND OREGON RESIDENTS SIGN ABOVE, ALL RESIDENTS SIGN BELOW.)

COLORADO: IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR REGISTERED REPRESENTATIVE OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE OR MISLEADING FACTS OR INFORMATION TO A CONTRACTOWNER OR CLAIMANT WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

FLORIDA: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION
CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

NEW JERSEY: ANY PERSON WHO KNOWINGLY FILES A STATEMENT OF CLAIM OR AN ENROLLMENT FORM CONTAINING ANY FALSE, OR MISLEADING INFORMATION IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

KENTUCKY: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN ENROLLMENT FORM FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

ALL OTHER STATES: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY FILES AN ENROLLMENT FORM/APPLICATION OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE, MISLEADING OR INCOMPLETE
INFORMATION IS GUILTY OF A CRIME WHICH MAY BE PUNISHABLE UNDER STATE OR FEDERAL LAW.


X
 -----------------------------    --------------   ----------------------------
Proposed Annuitant's Signature    Date             Signed at: City, State

X
 -----------------------------    --------------   ----------------------------
Proposed Owner's Signature        Date             Signed at: City, State
(If other than Annuitant)
 ...............................................................................
Do you have reason to believe that any existing life insurance or annuity has been surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant? [ ] Yes [ ] No

Florida License ID No(s). ________________________________________


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Registered Representative Signature        Print Name & No. of Registered
                                           Representative

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Registered Representative       Broker-Dealer/Branch      Client Account No.
Soc. Sec. No./TIN


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